UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2013 (August 29, 2013)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Capstone Turbine Corporation (the “Company”) was held on August 29, 2013 at the Company’s corporate offices located at 21211 Nordhoff Street, Chatsworth, California 91311. The stockholders voted as follows on the matters described below.

Proposal 1: Election of Directors

Director	Votes For	Votes Withheld	Broker Non-Votes
Gary D. Simon	78,501,621	4,080,135	151,295,958
Richard K. Atkinson	78,383,957	4,197,799	151,295,958
John V. Jaggers	76,421,289	6,160,467	151,295,958
Darren R. Jamison	77,713,643	4,868,113	151,295,958
Noam Lotan	78,404,258	4,177,498	151,295,958
Gary J. Mayo	76,406,405	6,175,351	151,295,958
Eliot G. Protsch	78,344,136	4,237,620	151,295,958
Holly A. Van Deursen	76,549,889	6,031,867	151,295,958
Darrell J. Wilk	76,516,252	6,065,504	151,295,958

Each of the individuals listed above was elected as a director of the Company to serve until the next annual meeting or until his or her successor is elected and qualified.

Proposal 2: Re-approval of the performance criteria under the Company’s Executive Performance Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
69,921,763	9,421,803	3,238,190	151,295,958

Proposal 3: Advisory vote to approve the compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
39,935,833	37,435,851	5,210,072	151,295,958

Proposal 4: Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014.

Votes For	Votes Against	Votes Abstain
220,737,731	8,035,810	5,104,173

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: September 5, 2013	By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President and Chief Financial Officer